SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - March 10, 2006

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2006, Columbia Laboratories, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers set forth on Exhibit A thereto (the “Purchasers”), pursuant to which the Company sold, at a price of $4.04 per share, 7,428,220 shares (the “Shares”) of its common stock, par value $0.01 per share (“Common Stock”), and warrants to purchase 1,857,041 shares of Common Stock (“Warrants”) with an exercise price of $5.39 per share in a transaction (the “Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The closing of the Private Placement occurred on March 13, 2006. The Warrants become exercisable on September 9, 2006 and expire on March 13, 2011, unless earlier exercised or terminated. Under the terms of the Securities Purchase Agreement, the Company has agreed to file, within 30 days after the closing of the Private Placement, a registration statement with the Securities and Exchange Commission to register for resale the Shares and the shares of Common Stock issuable upon the exercise of the Warrants, which registration statement is required under the Securities Purchase Agreement to become effective within 120 days following the closing. The Company will be required to pay certain cash penalties if it does not meet its registration obligations under the Securities Purchase Agreement.

The following purchaser was, individually or with its affiliates, a holder of more than 5% of the Company’s outstanding capital stock as of immediately prior to the closing of the Private Placement: Knott Partners, LP.

The foregoing is a summary of the terms of the Securities Purchase Agreement and Warrants and does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, including the form of Warrant and other exhibits thereto, which is filed as Exhibit 10.59 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On March 13, 2006, the Company completed the Private Placement of the Shares and Warrants. Pursuant to the terms of the Securities Purchase Agreement, the Company sold 7,428,220 shares of its Common Stock at a price of $4.04 per share. The Company also issued Warrants to purchase 1,857,041 shares of its Common Stock with an exercise price of $5.39 per share. The Securities Purchase Agreement, including the form of Warrant and other exhibits thereto, is filed as Exhibit 10.59 hereto and is incorporated herein by reference.

The aggregate offering price of the shares of Common Stock sold was approximately $30 million and the aggregate placement agent commissions were approximately $1 million.

The Shares and the Warrants were offered and sold only to accredited investors, as such term is defined in Rule 501 of Regulation D under the Securities Act. The Shares and the Warrants issued to the Purchasers have not been registered under the Securities Act or any state securities laws. The Shares and the Warrants were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder, based on the nature of the Purchasers and certain representations made by them to the Company. As described in Item 1.01 of this Current Report, the Company has agreed to file a registration statement for the resale of the Shares and the shares of Common Stock underlying the Warrants. Neither this Current Report nor the exhibits hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01  Other Events.

A press release, dated March 13, 2006, entitled “Columbia Laboratories to Raise $30 Million through Private Placement of Common Stock and Warrants” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A press release, dated March 14, 2006, entitled “Columbia Laboratories Closes $30 Million Private Placement” is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.59	Securities Purchase Agreement, dated March 10, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto.

99.1	Press release, dated March 13, 2006, entitled “Columbia Laboratories to Raise $30 Million through Private Placement of Common Stock and Warrants.”
99.2	Press release, dated March 14, 2006, entitled “Columbia Laboratories Closes $30 Million Private Placement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

Date: March 15, 2006	By:	/s/ David L. Weinberg
David L. Weinberg Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.59	Securities Purchase Agreement, dated March 10, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto.

99.1	Press release, dated March 13, 2006, entitled “Columbia Laboratories to Raise $30 Million through Private Placement of Common Stock and Warrants.”

99.2	Press release, dated March 14, 2006, entitled “Columbia Laboratories Closes $30 Million Private Placement.”